UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2014

EATON SCIENTIFIC SYSTEMS, INC.

(Exact name of Company as specified in its charter)

Nevada	333-166487	46-4199032
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3025 NE 1st Avenue, Suite 305 Miami, Florida 33137 (Address of principal executive offices) 310-281-6923 (Registrant’s Telephone Number)
9595 Wilshire Blvd., Suite 900 Beverly Hills, California 90212 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:
.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On January 8, 2014, the Registrant’s wholly owned subsidiary, Eaton Scientific Systems, Ltd. (“ESSL”), completed its separation from the Registrant (the “Spin-Off”).  Pursuant to the terms and conditions of the Spin-Off, as contained within the Agreement of the License of Intellectual Property between the Company and Eco Science Solutions International, Inc. dated November 4, 2013 (the “Agreement”), the Registrant’s shareholders of record on November 25, 2013, will receive one share of ESSL stock for each share of the Registrant’s stock held by the shareholder (the “Spin-Off Shares”).  ESSL, now a privately held company, shall mail Spin-Off Shares stock certificates directly to the shareholder via US Mail no later than January 31, 2014.

For further information regarding the Spin-Off, the entire Agreement is included in the Registrant’s Form 8-K filed on November 26, 2013.

Eaton Scientific Systems, Ltd., may be contacted by phone (310) 899-5522, fax (888) 899-1443, or email info@eatonscientific.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON SCIENTIFIC SYSTEMS, INC.

Date: January 9, 2014	/s/ Michael Borkowski
By: Michael Borkowski
Its: President and Chief Executive Officer